MET-PRO CORPORATION Moderator: Kevin Bittle 08-21-08/10:00 am CT Confirmation # 60011585 Page 1

MET-PRO CORPORATION

Moderator: Kevin Bittle
August 21, 2008
10:00 am CT

Operator:	Good morning. My name is (Tabitha) and I will be your conference operator today.

At this time, I would like to welcome everyone to the Met-Pro Second Quarter Results conference call. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question and answer session. If you would like to ask a question during this time, simply press star then the number 1 on your telephone keypad. If you have already done so, please press the pound sign now. Then press star-1 again to ensure your question is registered. If you would like to withdraw your question, press the pound key.

Thank you.

I will now turn the call over to Kevin Bittle, Manager of Creative Services. Please go ahead.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

Kevin Bittle:
Good morning and welcome to Met-Pro Corporation's earnings conference call for the second quarter and six months ended July 31, 2008. My name's Kevin Bittle and I'm with the company's Creative Services Department.

With me on our call this morning is Ray De Hont, our Chairman and Chief Executive Officer, and Gary Morgan, our Senior Vice President of Finance and Chief Financial Officer.

Shortly you will hear comments from both of these individuals.

But before we begin I’d like to make a few comments.

First, during today’s call, we will be referring to adjusted net income and earnings. This is considered to be a non-GAAP financial measure since it excludes from earnings the effects of certain nonrecurring items.

In this today's release we provided a reconciliation of adjusted net income and earnings to our GAAP-based results together with a discussion of why we use adjusted net income and earnings.

The earnings release along with the reconciliation is available on the Investor Relations page of our corporate web site, www.met-pro.com.

I’d also like to remind you that any statements made today with regard to our future expectations may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

Please refer to our annual report for the fiscal year ended January 31, 2008 that was filed with the SEC for important factors that among others could cause our actual results to differ from any results which might be projected, forecasted, or estimated in any of our forward-looking statements.

And with that I will now turn the call over to Ray.

Ray?

Ray De Hont:	Thank you, Kevin. Good morning, everyone, and welcome, again, from Harleysville, Pennsylvania.

Earlier this morning, we released our financial results for the second quarter ended July 31, 2008. In a moment, Gary Morgan will provide more specific comments on the quarter's financial results. But prior to that, I'd like to offer these general comments.

Your company had another excellent quarter. Second quarter sales, net income, and fully diluted earnings per share were the highest for any second quarter in the company's history. This performance demonstrates the ability of our employees to deliver solid results despite a soft economy in many countries around the world and in a period of rapidly rising commodity prices.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

We continue to implement our strategy to leverage our business model through a variety of efficiency initiatives, including facility consolidations, global sourcing, and more effective logistics. These productivity improvements are enabling us to drive better earnings growth as evidenced by our performance.

Our international business remains vibrant and continues to be a growth driver for Met-Pro as we evolve into a global company.

Met-Pro's large installed base of original equipment together with new original equipment sales continue to provide a tremendous source of opportunities for aftermarket sales to customers who trust the Met-Pro brand and value their relationship with us.

For the first time in the company's history, we have been added to the broad-market Russell 3000 Index.

On June 4, 2008, the company's Board of Directors declared a quarterly dividend of 5-1/2 cents per share payable on September 10, 2008 to shareholders of record at the close of business on August 27, 2008. This dividend represents a 9% increase over the same period last year. This is the 33rd consecutive year that Met-Pro Corporation has paid either a cash or a stock dividend.

With inquiry levels and quotation activity remaining strong throughout the company, we are optimistic regarding our prospects for the second half of our fiscal year.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

I would now like to ask Gary Morgan to review our second quarter performance, after which I will provide some concluding remarks before we take your questions.

Gary?

Gary Morgan:	Thank you, Ray.

Met-Pro reported record second quarter net sales, net income, and earnings per share for the quarter ended July 31, 2008. Net sales were a second quarter record $28.1 million, up 8% from the same quarter last year.

Net sales growth in the quarter was led by our product recovery and pollution control technologies reporting segment where sales were up 10% to $14.2 million. This increase was due primarily to increased demand for our particulate collection equipment and laboratory fume hood exhaust systems.

Net sales in our fluid handling technologies reporting segment were up 6%, in part due to continued growth in demand for our pumps worldwide.

Net sales in our Mefiag filtration technologies reporting segment were up 9% due to strong domestic and international demand for our horizontal disc filter equipment.

And net sales in our filtration and purification technology segment were up 3% as a result of continued demand for our Keystone Filter and Pristine Water Solution products and services.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

Met-Pro continues to post strong international growth. In the second quarter of the fiscal 2009, international sales increased 66% to a record $9.6 million compared with $5.8 million in the second quarter of last year.

For the quarter, international sales represented 34% of the total company sales.

The gross margin for the second quarter was 34.2%, equal to the second quarter of last year, but up sequentially from the first quarter of this year.

Gross margins achieved continued to reflect the benefits of favorable product mix, strategic product price increases, and leverage gain for our efficiency initiatives, including consolidations and global sourcing offset to a certain extent by rising commodity costs, as Ray mentioned.

Income from operations rose 49% to $4 million. In the quarter, the operating margin rose to 14.2% of net sales from 10.3% of net sales in the same quarter of fiscal year 2008.

The improvement in operating margins was due to higher sales combined with a decrease in selling expense as a result of reduced expenses for representative and distributor commissions.

By individual segment, the product recovery and pollution control technologies operating income was up 118% as operating margins in the quarter nearly doubled to 12% of net sales.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

The product recovery and pollution control technologies pricing remains firm, product mix has been favorable, and we achieved excellent operational execution.

Our fluid handling technologies reporting segment posted an 18% increase in operating income as the operating margin rose to 23.6% of net sales from 21.2% a year ago. Results are consistent with strong demand for our pumps worldwide and from cost efficiencies realized through facility consolidations such as the relocation of our Sethco plant.

Operating income was up 31% in the filtration and purification technologies segment due to higher sales in the Keystone Filter and Pristine Water Solutions business units.

And our Mefiag filtration technologies reporting segments reported a 32% increase in operating income as the operating margin rose to 5.9% from 4.8% last year.

Total selling and advertising expenses in the quarter were down from the same period a year ago primarily due to the reduced expenses for representative and distributor commissions.

Selling expenses may vary quarter to quarter, in part as the result of variations which result in some sales being commissionable and others not.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

General and administrative expenses were essentially flat on a dollar basis, but as a percentage of net sales, the general and administrative expenses decreased by 90 basis points to 10.3%.

For the quarter, we reported second quarter record $2.7 million in net income, up 40% compared to a year ago. For the quarter, net income was 9.6% of net sales. We also reported record second quarter earnings of 18 cents per fully diluted share, up 38% from earnings of 13 cents per fully diluted share for the second quarter of last year.

Met-Pro's balance sheet remains strong. At the end of the second quarter, our cash-on-hand totaled $22.7 million or $1.47 per share. And our current ratio was 4.8.

Total debt was only $5.3 million at the end of the second quarter, reducing our total debt-to-equity to just 6.1%.

In summary, the company had the best second quarter in its history, reporting record second quarter net sales, international sales, net income, and earnings per share.

Thank you and I will now turn the call back to Ray.

Ray?

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

Ray De Hont:	Thank you, Gary.

Just a few concluding thoughts before we open the call to questions.

Despite a soft economy and a period of rapidly rising commodity prices, your company produced record second quarter sales, net income, and earnings per fully diluted share.

Our strategy to leverage our business model through a variety of efficiency initiatives is working and enabling us to drive better earnings growth.

We continue to grow our international business and evolve into a more global company. Met-Pro's large installed base of original equipment together with new original equipment sales continue to provide a tremendous source of opportunities for aftermarket sales to customers who trust the Met-Pro brand and value their relationship with us.

The company's inclusion in the Russell 3000 Index is recognition of the hard work of the many dedicated Met-Pro employees that stand behind our commitment to provide value to our customers and shareholders.

Our second quarter performance together with our strong inquiry levels and quotation activity allow us to remain optimistic regarding our prospects, not only for the second half of our fiscal year, but for the long term as well.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

With solutions that help solve the challenges of protecting our environment while serving business and industry around the world, Met-Pro is well positioned to take advantage of opportunities presented by the global trend toward more responsible development.

I'd like to thank the many loyal, dedicated, and talented employees who have contributed to our success, as well as thank your shareholders for their continued support. I would also like to thank all of you for your participation in today's call.

I will now turn the call back to Kevin Bittle.

Kevin?

Kevin Bittle:	Thank you, Ray.

And this time we'd welcome any questions you may have. I would like to ask our Operator, (Tabitha), to provide instructions for this portion of the call.

Thank you.

Operator:	At this time I would like to remind everyone in order to ask a question, press star then the number 1 on your telephone keypad.

We will pause for just a moment to compile the Q&A roster.

Your first question comes from the line of (Michael) (unintelligible) with (Spring, Murray, and Carrot).

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

(Michael):	Good morning, everyone.

Ray De Hont:	Good morning, (Michael).

Gary Morgan:	Good morning, (Michael).

(Michael):	(Seems) - first of all, congrats on the nice quarter.

Ray De Hont:	Thank you.

Gary Morgan:	Thanks.

(Michael):	Seems like you're seeing strength across the board, but my - you know, where I'd like to drill into a little bit, is there any one business that as you look out 6 to 12 months really gets you excited?

Ray De Hont:
I think the (unintelligible) business is getting us excited because the opportunities in Asia and in Europe, we're seeing a lot of activity there. That's one business. We also have a lot of activity on the FlexKleen side.

(Unintelligible) we've seen a lot of activity in various products. When you look over at fluid handling, there's good opportunities there also.

(Michael), the one thing that we're seeing and we've been seeing for the last three quarters is our activity as far as inquiry levels and our quotation activity is strong pretty much across the board. We just got to close some of the bigger jobs, which are what - from the time that the jobs are quoted to the time they're closed have extended out.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

And I said that in other conference calls. What's happening because the economy and the people not being sure as far as what's really coming down the pike, they're being more - there's more concern as far as on the large projects to really dot all the Is and cross the Ts and go up through many levels in many companies.

So it's taking longer to get these jobs actually handed over as a booking. But we're seeing a lot of activity (unintelligible). We're seeing a lot of it on the FlexKleen side and the (specialty) collectors and also in the fluid handling, the product recovery side, the fluid handling side.

And then when you go over to the filtration and purification side, we've got some good things going where we're packaging some equipment and going out and trying to break into some new markets, one of which is the print industry.

(Michael):	Okay.

Just kind of as a follow-up to your response, you mentioned, you know, global economy as it stands today and you've done very, very well in what has been a weak macro environment. And during this time, I know you've kind of scaled down and consolidated some facilities.

If the macro environment improves next year, next calendar year, are you going to have enough capacity? Or will you be looking at potentially adding on to existing facilities to meet (unintelligible)...

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

Ray De Hont:
Oh, we have enough capacity. The reason we do, (Michael), as you're well aware and many of the people on this phone call are aware, we have a percentage of our business that is done in-house and then we also shop out a lot of our business, a lot of our manufacturing, which allows us to ramp up or scale back more quickly than some businesses that primarily manufacture in-house. So we have the ability to - on the manufacturing side to ramp up very quickly, even in our existing facilities, because most of the existing facilities are running one shift, maybe two in some.

But we have the ability to run a second shift, also on the ones where we manufacture product in-house. On the ones where we subcontract, it's a matter of finding additional capacity with subcontractors around the world, which we're doing. I just had some people over in China. We've been dealing with some people in Mexico. So we're constantly looking at new opportunities for manufacturing around the world.

(Michael):	That's very helpful. Thanks Ray.

Ray De Hont:	Thank you.

Operator:	Your next question comes from the line of Ryan Connors with Boenning & Scattergood.

Ryan Connors:	Thanks gentlemen.

Ray De Hont:	Hi Ryan.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

Gary Morgan:	Good morning, Ryan.

Ryan Connors:	A couple - first off, Gary, I didn't hear you mention the bookings and the backlog figures. Are you going to - can you provide us with those? Or do you have them?

Gary Morgan:
The bookings numbers for the quarter were $25.7 million for the quarter. They were up 4% from the prior quarter. And year to date the bookings were $53 million or an increase of 10% over the prior six-month period.

Ryan Connors:	Okay.

Gary Morgan:	The backlog at the end of the July was $20.3 million.

Ryan Connors:	Okay, great. That's great.

Gary Morgan:	Okay.

Ryan Connors:
Now in terms of - just to kind of follow up on (Mike)'s questions a little bit, you know, obviously given the booking activity and all of the strength you're seeing, it clearly seems that you're kind of bucking the macro headwind out there.

I just wondered if you could just spend a couple of minutes, Ray, talking about why you think that might be. I mean, is it that you're taking some market share on the margin?

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

Is it that the markets and the niches that you're in are sort of less susceptible to that? Is it - just any color you can give us about why you're able to post what looks like pretty impressive performance in this environment would be helpful.

Ray De Hont:	Sure.

One of the key areas is that we're a niche-driven business. And so the niches we play in we're pretty much one of the top two or three players. So we're able to have some power as far as going in to the customers and getting - being one of the top players as far as players of choice and also dealing with our margins.

The other thing is is as far as the way we've been able to stay ahead is that we're also - we've been expanding globally as you can see with the results. And that's helped us, too, because we're not just a domestic business anymore. We're becoming more global.

And I've been preaching that for a number of years now that in order to gain some insulation when the US economy turns down, we have to become more global. And by doing so, that's helped us stay ahead of the macro economic conditions.

Ryan Connors:	Okay.

And then on that - kind of on that same note, you know, obviously, you know, you've talked about the international markets, including in your comments right there. You know, obviously the weak dollar does play some role in that I would assume.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

And so if you could just talk about, you know, given that the dollar appears to be firming up quite a bit, does that impact your outlook at all for the international side over the remainder of this year?

Ray De Hont:
The strength of the dollar doesn't really impact it because what we're trying to do and we're having success in is we're finding fabricators and so forth that we can use overseas where we're selling the product.

If we were manufacturing it here and shipping overseas, which we have done in the past, the dollar would play more of a role. But what we're able to do is now build it where the - in the economy that we're selling to. And that help us so. So you might have a little bit of an impact from the strength of the dollar, but I don't think a lot.

Ryan Connors:	Okay.

And then just on the acquisition front, Ray, I mean, I know you've talked about this on many, many calls in a row here and I know that there's probably not too much you can tell us.

But obviously you continue to generate cash flow, I guess about $3 million in the quarter. And then the balance sheet just keeps getting stronger and stronger.

So I know it's the right problem to have, but any kind of update you can give us on your cash deployment initiatives and/or the acquisition front would be - I think would be helpful.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

Ray De Hont:	Well, we are working hard on the acquisition front. We've made some progress. I can tell you that. We're having meetings. We're dealing with people.

And I - the problem I have, Ryan, I really can't say, put a percentage on it because it comes down to when the deal closes, the deal closes. You can go right up to the end where you do your due diligence, everything looks right, and somebody pulls out.

And I'd be reluctant to put a percentage on it. But we've had made - we've made some progress. We're working with some companies. And we're into some of the details. And hopefully it turns out well for us.

Ryan Connors:	Understood. Thanks a lot, guys.

Ray De Hont:	Thank you.

Gary Morgan:	Thanks Ryan.

Operator:	Your next question comes from the line of William Bremer with Maxim Group.

William Bremer:	Good morning, gentlemen.

Ray De Hont:	Hi William.

Gary Morgan:	(Unintelligible).

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

William Bremer:
Can you break down a little further international sales a little bit. Where are you guys seeing the growth? And also how many sales individuals do you have overall plus how many do you have going towards international activity?

Ray De Hont:	When you look at the growth of the international, it varies. We have - we've had some good growth over in Europe, even though the economy over there is kind of soft.

The Singapore area has been a real good area for us as far as Singapore. And also Dubai, we had some good results on the bigger, the larger-size projects, we've had results in those areas.

When you look at our fluid handling, we've started to have some good results over in the Eastern Bloc countries, in countries such as Georgia, where we've had some aquarium business and other type of pump business.

But if I was going to say where we've had the major growth, it's been Europe and Asia have been the two areas and Singapore being one of the hot spots.

Gary Morgan:	Bill.

By segment, the product recovery and pollution control segment was up 160% for sales. And the next highest segment was the filtration and purification. That was up 69%. And the fluid handling segment was up 35%. And the lowest one was Mefiag filtration. It was up about 8%.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

William Bremer:	No, I commend you. The, you know, income from operations on a percentage basis increased very nicely year over year for all of your segments.

What I'd like to do, can I get your comment regarding the ruling that hit yesterday on the US Court of Appeals when they struck down the Environmental Protection Agency rule that prevents the states and local authorities from enacting the new air pollution requirements?

Ray De Hont:
Well, it's not about enacting the new air pollution requirements. What it was is that the - that rule prevented the states and the local governments from requiring more monitoring of existing facilities with - as far as emissions.

And what - basically what everybody was saying is that because of that, you had companies that were putting out more emissions than they were allowed to because - and they were allowed - they were getting away with this because their emission monitoring devices weren't operating properly.

And basically what the federal government had said that the states and the local governments could not enforce that.

Well, the Court of Appeals basically knocked that down and said the states and the local governments can. And what that does is that means that people have to make sure they're monitoring their emissions properly, that they're within the - below the emission standards that they have to meet.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

And if they're not, they're either going to - they're going to have to put pollution control or product recovery equipment in to make sure that they maintain emission limits below what they're required to.

William Bremer:	So basically this validates the higher standards that some of the states have? In particular I believe California has higher standards. What other states truly benefit from this type of ruling?

Ray De Hont:
Well, what it - it's not really - what it's validating, what it's saying is that they want - that the states and the local governments can enforce their emission standards and do so by requiring these facilities to test more often...

William Bremer:	Mm-hm.

Ray De Hont:
...to test their emissions. You got California, you got a lot of states, even here in Pennsylvania, for instance, you've got to monitor emissions. We go through that in some of our locations where, for instance, if you look at our pump business over at Fybroc, we have styrene emissions. We're a Natural Minor, which is - which means that we have very few emissions. But we still have to report that every year.

William Bremer:	Mm-hm.

Ray De Hont:	So, you know, California is the toughest by far, though.

William Bremer:	So longer term, this is a nice catalyst for the - for your underlying products?

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

Ray De Hont:	Sure, sure, because what it's doing, it's (unintelligible) enforce...

William Bremer:	Mm-hm.

Ray De Hont:	...emission standards.

William Bremer:	Mm-hm.

Ray De Hont:
It's going to allow the states and the local governments to enforce it and require the companies to have the proper equipment to meet those emission standards. And, of course, part of our business is pollution control.

William Bremer:	Mm-hm. Very nice.

How many salesmen do you have right now?

Ray De Hont:	We have - the number of salesmen as of 2008 -- 53.

William Bremer:	Okay.

Ray De Hont:	Now you got to keep in mind...

William Bremer:	Mm-hm.

Ray De Hont:
...in many of our businesses, when you look at our fluid handling business, the sales channel is primarily distribution, where we have distributors out there. So we have regional sales managers that manage a number of distributors worldwide.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

In other areas where you get like, for instance, our chemical business, our Pristine Water Solutions, you may have more direct salespeople there. But you go over to FlexKleen, you go to (dual), you have sales representatives around the world.

William Bremer:	Mm-hm.

Ray De Hont:	So it's not like we're out there direct selling all the time. Many of - much of our business is conducted through either sales reps or distributors. And we manage them.

William Bremer:	Okay, great. Thank you, gentlemen. I'll hop back in queue.

Gary Morgan:	Thank you, Bill.

Ray De Hont:	Thanks William.

Operator:	Your next question comes from the line of (Richard Verdi) with (Sturdivant).

(Richard Verdi):	Hi guys, nice quarter.

((Crosstalk))

(Richard Verdi):	I kind of missed that last question there about the selling expense and I just want to hear a little bit of your story on it. Could you explain that again for me?

Ray De Hont:	As far as selling expense?

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

(Richard Verdi):	Yeah, basically what I want to get at is I don't want people to think that because selling expense is going down that it's an indication that sales are going to be going down going forward.

Ray De Hont:	No, if you look at the reason, (Rich), why the sales went down...

(Richard Verdi):	Yeah.

Ray De Hont:	...it's primarily on the commission line...

(Richard Verdi):	Okay.

Ray De Hont:	...in the commission line with the reps and distributions. In our business, there is jobs where the rep and the distributor are involved. And they either get a commission or they buy and resell.

(Richard Verdi):	Mm-hm.

Ray De Hont:	When you look at the commission line, there are also jobs that are very complex or very large that are sold directly through the company where no commission is paid.

And if you look at the first quarter and the second quarter of this year, the commissions are about the - the commission level and the S side of the SG&A are about the same. They're pretty level. And when you go back to last year, it was different. It - we - we're considerably below last year.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

But that's a - that's - that changes from quarter to quarter depending on how many jobs you have out there that are commissionable. And that was the only change. It wasn't a change and reduction of sales or anything like that.

It's just what's commissionable, what's not commissionable, what's buy/resell? There's some times even on a big job where a sales rep or what we consider a sales rep may buy and resell it on a $1 million job let's say and - where in the - on another job he may not buy and resell it. He might sell the job and get a commission on it.

So it varies from quarter to quarter, year to year. But that's the main reason why the S is down in the SG&A.

(Richard Verdi):	Okay. That's - and so bottom line that decrease in the selling expense is not an indication that sales are going down going forward then?

Ray De Hont:	No, it's not. Correct.

(Richard Verdi):	Okay, perfect.

Most of my other questions have been already answered. I just have one more. Last quarter you mentioned that there was about $800,000 to $900,000 in the product recovery segment that was pushed out.

Ray De Hont:	Yes.

(Richard Verdi):	And was that recognized this quarter? (Unintelligible).

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

Ray De Hont:	Yeah, but in normal course of business...

(Richard Verdi):	Yeah.

Ray De Hont:	...another $800,000, or actually, you know, $750,000 to $850,000 -- I'm not - I don't have the exact number in front of me -- moved out of the quarter. So it basically washed each other.

The - what's happened...

(Richard Verdi):	Gotcha.

Ray De Hont:
...in some of the jobs, I'll explain why, is in this economy, you have large jobs which we're a piece of. We're a smaller piece of let's say a multimillion dollar job, maybe a $30 million job, we might have $1 million worth of equipment on that job.

(Richard Verdi):	Mm-hm.

Ray De Hont:
And with the inflation that has taken place during the last six months, a year, some of these projects have really gone over budget. And so what's happened is they've slowed them down in order to try to soften the blow of the inflation.

And as a result, some customers will say well, I don't need it this month. We're about a month behind. I need it next month. And so we're seeing some of that. They're not canceling them, but they're pushing them back because they've delayed things on the major project side in order to control their expenses.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

(Richard Verdi):	Okay. All right. That’s it for me, gentlemen. And thanks a lot and good quarter gentlemen.

Ray De Hont:	You’re welcome, (Rich)..

Gary Morgan:	Thanks.

Operator:	And as a reminder, if you would like to ask a question, press star then the number 1.

Your next question comes from the line of (Michael Roomberg) with Boenning and Scattergood..

(Michael Roomberg):	Good morning, guys.

Ray De Hont:	Hi, Michael.

(Michael Roomberg):	Congratulations on a nice quarter.

Ray De Hont:	Thank you.

(Michael Roomberg):
The last few weeks, you've seen a pretty sharp rollback in certain raw material input prices. And I'm just wondering if can you comment a little bit on what this means to your business, of course, on the cost to sales side, but I guess the more revealingly or importantly on your ability to sustain price increases that you might've been able to past forward recently?

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

Ray De Hont:
Well, it's going to help us. As you see the rollback in some of the steel and other items, it's going to help us on the cost of sales line as far as cost of materials. And I see that as a positive going forward.

We're also, as I said, we're not just waiting for the commodities to roll back. We're going out and trying to find new opportunities, whether it would be instead of working through a distributor going directly to the source in another country, those type of things.

And that is working. That’s part of our business plan, business model to go out there and really lower our costs by doing that, not just wait for the commodities to roll back.

(Michael Roomberg):	All right. Okay. That’s helpful. Thank you.

The second thing I was wondering was with regard to the, you know, recent product introductions. Can you update us on how these products were being received, I guess, and what sort of incremental top-line growth you can expect going forward from these and, you know, in particularly we've seen the FRP magnetic pumps had a big hit in Dubai. I'm wondering if you anticipate any follow-on traction as a byproduct of that?

Ray De Hont:	Well, I think what we are seeing is that the FRP pumps are truly becoming even more worldwide. We've always done well over in Asia. We've done well, of course, domestically.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

We did very little in the Eastern Bloc, but now we're getting more and more inquiries. And we've sold a number of jobs now in Eastern Bloc in Europe. So we're seeing some expansion there because of the type of pump and the type of things that are being built over there and the modernization of some of the facilities over there.

We have, of course, an R&D program, product improvement, product - new product development program that we're working on. We've got some products that we're working with with some industries, one of them being the print industry. We have a piece of equipment that we're marketing to that industry now. It’s on the infancy side of the growth cycle. It’s just, you know, just been introduced. We've put a couple of them out there and things seem to be testing out very well.

And we've got some other things on the burner, which we've done some prototype testing. We've had people in to evaluate them. We've put the sales and marketing strategy together and we'll be introducing them to the markets in the coming months.

One will be on the Strobic Air side, which we think will be nice addition to our product line.

(Michael Roomberg):	Great. Thank you very much. Congratulations again.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
08-21-08/10:00 am CT
Confirmation # 60011585

Ray De Hont:	Thank you. You’re welcome.

Operator:	There are no further questions at this time. I would now turn the call back over to Mr. Bittle for closing remarks.

Kevin Bittle:	Thank you, (Tabitha).

That concludes today’s conference call. We thank you all for your participation and continuing support.

Operator:	This concludes today’s conference call. You may now disconnect.

END